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                                                                     EXHIBIT 5.1


                            [FORM OF LEGAL OPINION]

                              December ____, 2000


World Access, Inc.
945 E. Paces Ferry Road
Suite 2200
Atlanta, GA 30326

                  Re: World Access, Inc.
                      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to World Access, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission for the registration of shares of common stock of the Company owned of record by certain stockholders named in the Registration Statement (the "Selling Stockholders"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, ______________ shares (the "Shares") of common stock, par value $.01 per share, of the Company.

         The opinion hereinafter set forth is given to the Company pursuant to
Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph
(1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished solely with regard to the Registration Statement, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Company's Certificate of Incorporation and Bylaws, as amended, and minutes of proceedings of the Board of Directors and stockholders of the Company. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.
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World Access, Inc.
December _____, 2000
Page 2


         As to all questions of fact that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware Code that are on the date hereof in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the offering and sale of the Shares as set forth in the Registration Statement. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1)      The Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement.



                                             Very truly yours,

                                             Long Aldridge & Norman LLP

                                             By:
                                                ------------------------------
                                                    Leonard A. Silverstein